Exhibit 10.2

Execution Version

SECOND AMENDMENT

TO

AMENDED AND RESTATED CREDIT AGREEMENT

Among

KODIAK OIL & GAS (USA) INC.

as Borrower,

WELLS FARGO BANK, N.A.,

as Administrative Agent,

and

The Lenders Signatory Hereto

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This Second Amendment to Amended and Restated Credit Agreement (this “Second Amendment”) executed as of November 14, 2011, but effective as of the date on which the Administrative Agent determines that the conditions set forth in Section 5 hereof have been satisfied (the “Second Amendment Effective Date”) is among Kodiak Oil & Gas (USA) Inc., a Colorado corporation (the “Borrower”), each of the Lenders that is a signatory hereto and Wells Fargo Bank, N.A., as administrative agent for the Lenders (in such capacity, together with its successors, the “Administrative Agent”).

Recitals

A.                                   The Borrower, the Administrative Agent and the Lenders are parties to that certain Amended and Restated Credit Agreement dated as of October 28, 2011 (the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B.                                     The Borrower has entered into (i) a Purchase and Sale Agreement dated November 14, 2011 between the Borrower and North Plains Energy, LLC (the “Management PSA”) and (ii) a Purchase and Sale Agreement dated November 14, 2011, between the Borrower and Mercuria Bakken, LLC (the “Equity PSA” and, collectively with the Management PSA, the “PSAs”) pursuant to which the Borrower will acquire certain oil and gas properties from North Plains Energy. LLC and Mercuria Bakken, LLC.

C.                                     The Management PSA is expected to be consummated and close on January 10, 2012 (the “Management Closing”) and the Equity PSA is expected to be consummated and close on January 10, 2012 (the “Equity Closing” and, collectively with the Management Closing, the “Closings”).

D.                                    In connection with the financing of transactions contemplated by the PSAs, the Borrower intends to issue Senior Notes, additional Equity Interests of the Borrowr and/or enter into an unsecured Bridge Loan.

E.                                      The Administrative Agent, the Borrower and the Majority Lenders have agreed to amend certain provisions of the Credit Agreement.

C.                                     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.                                            Defined Terms.  Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Second Amendment, shall have the meaning ascribed such term in the Credit Agreement.  Unless otherwise indicated, all section references in this Second Amendment refer to the Credit Agreement.

Section 2.                                            Amendments to Credit Agreement.

2.1                                 Definitions.                                  Section 1.02 is hereby amended by amending and restating subsection (h) of the definition of ‘Senior Notes’ as follows:

“‘(h)’                   the principal amount of the first issuance of any Senior Notes shall be in an amount sufficient to pay in full the obligations outstanding under the Second Lien Term Loan Agreement or the Bridge Loan, whichever is outstanding; and”

2.2                                 Section 9.01(a).  Section 9.01(a) is hereby amended and restated as follows:

“(a)                            Ratio of Total Debt to EBITDAX.  The Borrower will not, as of the last day of any fiscal quarter, permit its ratio of Total Debt as of such time to EBITDAX for the four fiscal quarters ending on the last day of the fiscal quarter immediately preceding the date of determination for which financial statements are available to be greater than (i) at the end of each of the two fiscal quarters ending December 31, 2011 and March 31, 2012, 4.75 to 1.0 (ii) at the end of the fiscal quarter ending June 30, 2012, 4.50 to 1.0, (iii) at the end of the fiscal quarter ending September 30, 2012, 4.25 to 1.0 and (ii) at the end of each fiscal quarter thereafter, 4.0 to 1.0.  Notwithstanding the foregoing, for the purpose of determining EBITDAX of the Borrower and its Subsidiaries for this Section 9.01(a) for the four fiscal quarters ending (i) (a) December 31, 2011 and (b) March 31, 2012, EBITDAX shall be equal to the EBITDAX of the Borrower and its Subsidiaries for the fiscal quarter ending on such date multiplied by 4, (ii) June 30, 2012, EBITDAX shall be equal to the EBITDAX of the Borrower and its Subsidiaries for the two fiscal quarters ending on such date multiplied by 2 and (iii) September 30, 2012, EBITDAX shall be equal to the EBITDAX of the Borrower and its Subsidiaries for the three fiscal quarters ending on such date multiplied by 4/3.”

2.3                                 Section 9.02(k). Section 9.02(k) is hereby amended and restated as follows:

“(k)                            Debt under the Senior Notes not to exceed $650,000,000 outstanding in the aggregate at any time and any guarantees thereof by the Guarantors but only if (A) all Debt outstanding under the Second Lien Term Loan Agreement has been paid in full either before or on the date of issuance of the Senior Notes, and (B) the Second Lien Term Loan Documents and the Intercreditor Agreement have been terminated, cancelled or released to the reasonable satisfaction of the Administrative Agent.”

2.4                                 Section 9.02(l). Section 9.02(l) is hereby inserted as follows:

“(l)                               Debt under the Bridge Loan not to exceed in the aggregate at any one time an amount equal to the difference of up to $650,000,000 and the principal amount outstanding pursuant to the Senior Notes outstanding at any one time and any guarantees thereof by the Guarantors but only if (A) all Debt outstanding under the Second Lien Term Loan Agreement has been paid in full either before or on the date of funding of the Bridge Loan, and (B) the Second Lien Term Loan Documents and the Intercreditor Agreement have been terminated, cancelled or released to the reasonable satisfaction of the Administrative Agent.”

Section 3                                               Conditions Precedent and Effectiveness.  The effectiveness of this Second Amendment is subject to the receipt by the Administrative Agent of the following documents and satisfaction of the other conditions provided in this Section 4, each of which shall be reasonably satisfactory to the Administrative Agent in form and substance (or waived in accordance with Section 12.02 of the Credit Agreement):

3.1                                 Second Amendment.  The Administrative Agent shall have received multiple counterparts of this Second Amendment as requested from the Borrower and each Lender.

3.2                                 No Default.  No Default or Event of Default shall have occurred and be continuing as of the Second Amendment Effective Date.

3.3                                 Fees.  The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the date hereof.

3.4                                 Closing of PSAs.  The Administrative Agent shall have received evidence satisfactory to it that the Closings have occurred or are being consummated contemporaneously with the effectiveness of this Second Amendment.

3.5                                 Reserve Report. The Administrative Agent shall have received one or more Reserve Reports covering the Oil and Gas Properties and properties acquired pursuant to the PSAs.

3.6                                 Bridge Loan.                            The Administrative Agent shall have received evidence satisfactory to it that the conditions precedent to the funding of the Bridge Loan shall have been satisfied.

3.7                                 Security and Title.   The Administrative Agent shall have received evidence satisfactory to it (i) that all (or less than all as determined by the Administrative Agent) of the Oil and Gas Properties acquired by the Borrower pursuant to the PSAs are subject, or will be subject to as of the date of the Closing, to first priority

Second Amendment

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perfected liens in favor of the Administrative Agent and (ii) regarding title information on Oil and Gas Properties representing at least 80% of the value of the total proved reserves of the Oil and Gas Properties acquired by the Borrower pursuant to the PSAs.

3.8                                 Other.  The Administrative Agent shall have received such other documents as the Administrative Agent or special counsel to the Administrative Agent may reasonably request in advance in writing.

The Administrative Agent is hereby authorized and directed to declare this Second Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 3 or the waiver of such conditions as permitted by Section 12.02 of the Credit Agreement.  Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

Section 4.                                            Ratification and Affirmation; Representations and Warranties; Etc.                              The Borrower hereby (a) acknowledges the terms of this Second Amendment; (b) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect as expressly amended hereby; and (c) represents and warrants to the Lenders that, as of the date hereof, after giving effect to the terms of this Second Amendment: (i) all of the representations and warranties contained in each Loan Document to which the Borrower is a party are true and correct in all material respects as though made on and as of the Second Amendment Effective Date (unless made as of a specific earlier date, in which case, was true as of such date); (ii) no Default or Event of Default has occurred and is continuing; and (iii) no event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

Section 5.                                            Miscellaneous.

5.1                                 Confirmation.  The provisions of the Credit Agreement (as amended by this Second Amendment) shall remain in full force and effect in accordance with its terms following the effectiveness of this Second Amendment.  This Second Amendment shall constitute a Loan Document, as such term is defined in the Credit Agreement.

5.2                                 No Waiver.  Neither the execution by the Administrative Agent or the Lenders of this Second Amendment, nor any other act or omission by the Administrative Agent or the Lenders or their officers in connection herewith, shall be deemed a waiver by the Administrative Agent or the Lenders of any Defaults or Events of Default which may exist, which may have occurred prior to the date of the effectiveness of this Second Amendment or which may occur in the future under the Credit Agreement and/or the other Loan Documents.  Similarly, nothing contained in this Second Amendment shall directly or indirectly in any way whatsoever either: (a) impair, prejudice or otherwise adversely affect the Administrative Agent’s or the Lenders’ right at any time to exercise any right, privilege or remedy in connection with the Loan Documents with respect to any Default or Event of Default, (b) amend or alter any provision of the Credit Agreement (other than the amendments and waivers provided for in Section 2 of this Second Amendment), the other Loan Documents, or any other contract or instrument, or (c) constitute any course of dealing or other basis for altering any obligation of the Borrower or any right, privilege or remedy of the Administrative Agent or the Lenders under the Credit Agreement, the other Loan Documents, or any other contract or instrument.  Nothing in this Second Amendment shall be construed to be a consent by the Administrative Agent or the Lenders to any Default or Event of Default.  Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or any other word or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference in any other Loan Document to the Credit Agreement or any word or words of similar import shall be and mean a reference to the Credit Agreement as amended hereby.

5.3                                 Counterparts.  This Second Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of this Second Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

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5.4                                 Successors and Assigns.  This Second Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

5.5                                 Payment of Expenses.  In accordance with Section 12.03 of the Credit Agreement, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable and documented out-of-pocket costs and reasonable expenses incurred in connection with this Second Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable and documented fees and disbursements of counsel to the Administrative Agent.

5.6                                 Severability.  Any provision of this Second Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

5.7                                 No Oral Agreement.  THIS WRITTEN SECOND AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

5.8                                 Governing Law.  THIS SECOND AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed effective as of the date first written above.

BORROWER:	KODIAK OIL & GAS (USA) INC.

	By:	/s/ James P. Henderson
	Name:	James P. Henderson
	Title:	Chief Financial Officer

ADMINISTRATIVE AGENT:	WELLS FARGO BANK, N.A.,
as Administrative Agent and Lender

	By:	/s/ Oleg Kogan
	Name:	Oleg Kogan
	Title:	Director

LENDERS:	WELLS FARGO BANK, N.A., as a Lender

	By:	/s/ Oleg Kogan
	Name:	Oleg Kogan
	Title:	Director

BMO Harris Financing, Inc., as a Lender

	By:	/s/ James V. Ducote
	Name:	James V. Ducote
	Title:	Director

Royal Bank of Canada, as a Lender

	By:	/s/ Jay Sartain
	Name:	Jay Sartain
	Title:	Authorized Signatory

KeyBank National Association, as a Lender

	By:	/s/ David Morris
	Name:	David Morris
	Title:	Vice President

Credit Suisse AG, Cayman Islands Branch, as a Lender

By:	/s/ Mikhail Faybusovich
Name: Mikhail Faybusovich
Title: Director

By:	/s/ Vipul Dhadda
Name: Vipul Dhadda
Title: Associate

REAFFIRMATION AND RATIFICATION: Each Guarantor hereby (a) acknowledges the terms of this First Amendment; (b) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document, including each Guaranty Agreement, to which it is a party and agrees that each Loan Document, including each Guaranty Agreement,  to which it is a party remains in full force and effect as expressly amended hereby; and (c) represents and warrants to the Lenders that, as of the date hereof, after giving effect to the terms of this First Amendment: (i) all of the representations and warranties contained in each Loan Document, including each Guaranty Agreement, to which such Guarantor is a party are true and correct in all material respects as though made on and as of the First Amendment Effective Date (unless made as of a specific earlier date, in which case, such representation or warranty was true as of such date); (ii) no Default or Event of Default has occurred and is continuing; and (iii) no event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

ACKNOWLEDGED AND RATIFIED:	KODIAK OIL & GAS CORP., a corporation continued under the laws of Yukon Territories, Canada

	By:	/s/ James P. Henderson
James P. Henderson
Chief Financial Officer

Schedule 4.4